UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

TYCO INTERNATIONAL LTD.

 (Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836

(Commission File Number)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-292-8674

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Settlement Agreement and Executive Employment Agreement

Tyco International Ltd. (“Tyco”) and Richard J. Meelia, the Chief Executive Officer of Tyco’s  Healthcare segment, entered into an agreement dated February 14, 2002, which was subsequently amended and extended on December 9, 2004 and December 9, 2005, (the “Retention Agreement”) under which Mr. Meelia was entitled to receive certain termination payments and benefits in the event of his termination of employment for any reason, other than by the Company for Cause, prior to June 30, 2007.    On December 29, 2006, Mr. Meelia and Tyco executed an agreement to terminate the Retention Agreement in exchange for a payment to Mr. Meelia of Five Million Dollars to be made in January 2007.

On December 29, 2006, Mr. Meelia and Tyco Healthcare Ltd. (the “Company”) entered into an executive employment agreement, that provides that Mr. Meelia will continue to serve as the Chief Executive Officer of Tyco’s Healthcare segment until the spin-off of the Healthcare segment from Tyco (the “Spin-off”), and as the Chief Executive Officer of Tyco Healthcare Ltd. after the Spin-off.  The agreement provides that Mr. Meelia will receive a base salary, a bonus and a long-term incentive opportunity as determined by the board of directors of Tyco (pre Spin-off) or Tyco Healthcare Ltd., (post Spin-off) as well as be eligible to participate in all employee benefit plans and programs applicable to executives generally.

The general terms of the employment agreement provide that, if Mr. Meelia’s employment is terminated for any reason other than by the Company for cause (as defined in the agreement) and subject to the execution of a general release in favor of the Company in the form provided in the agreement, the Company is obligated to pay him a lump sum cash payment in an amount equal to two times the sum of  (1) his base salary and (2) his target annual bonus.  This payment may be delayed until six months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.  Mr. Meelia and his eligible dependents also will receive continued coverage for two years in all health and welfare plans in which he participated on his date of termination, and, upon the same terms and conditions as in effect on the date of termination (or as amended from time to time), subject to Mr. Meelia’s continued payment of applicable premiums.  In the event of a change in control of the Company on or prior to June 30, 2007, Mr. Meelia’s unvested options and restricted shares vest immediately.  Finally, Mr. Meelia is required under the agreement not to compete with the Company nor solicit managerial level employees or customers of the Company for a period of one year following termination of employment, nor to disparage the Company after his termination.

A copy of the Executive Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

1.02        Termination of a Material Definitive Agreement

Disclosure from Item 1.01 is incorporated into this section

A copy of the Settlement Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement between Richard S. Meelia and Tyco Healthcare Ltd. dated December 29, 2006.

10.2	Settlement Agreement between Richard S. Meelia and Tyco International Ltd. dated as of December 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

By:	/s/ Carol Anthony Davidson
Carol Anthony Davidson
Senior Vice President, and
Chief Accounting Officer

Date: January 8, 2007